UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       __________________________________

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 29, 2004
                                                  (December 23, 2004)


                             DRS TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                      1-08533                13-2632319
-------------------------------       ------------        ----------------------
(State or other jurisdiction of       (Commission             (IRS Employer
incorporation or organization)        File Number)        Identification Number)


                   5 SYLVAN WAY, PARSIPPANY, NEW JERSEY 07054
                   ------------------------------------------
                    (Address of principal executive offices)


                                 (973) 898-1500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                       __________________________________

ITEM 1.01  ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

           On December 23, 2004, DRS Technologies, Inc. (the "Company") completed the offering of $200 million aggregate principal amount of its 6.875% Senior Subordinated Notes due November 1, 2013 (the "Notes") to qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act of 1933, as amended (the "Securities Act").

           In connection with the offering of the Notes, the Company entered into a registration rights agreement, dated as of December 23, 2004 (the "Closing Date"), by and among the Company, certain wholly-owned subsidiaries of the Company named therein, as guarantors (the "Guarantors"), and Bear, Stearns & Co. Inc., Wachovia Capital Markets, LLC and Banc of America Securities LLC, as initial purchasers (the "Registration Rights Agreement"). The Registration Rights Agreement requires the Company and the Guarantors to, among other things, use their reasonable best efforts to: (i) file a registration statement within 105 days after the issue date of the Notes to be used in connection with the exchange of the Notes for publicly registered notes with substantially identical terms; (ii) cause the registration statement to become effective under the Securities Act within 195 days after the Closing Date; and (iii) consummate the exchange offer within 35 business days after the registration statement is declared effective by the Securities and Exchange Commission (the "SEC"). In addition, under certain circumstances, the Company and the Guarantors may be required to file a shelf registration statement to cover resales of the Notes.

           If: (i) the Company and the Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing; (ii) any of such registration statements are not declared effective by the SEC on or prior to the date specified for such effectiveness; (iii) the Company and the Guarantors fail to consummate the exchange offer within a specified time period; or (iv) any registration statement required to be filed by the Registration Rights Agreement is declared effective but thereafter ceases to be effective or usable in connection with resales of the Notes that are subject to transfer restrictions during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then the Company and the Guarantors will pay liquidated damages to each holder of Notes that are subject to transfer restrictions, with respect to the first 90-day period immediately following the occurrence of the first Registration Default, in an amount equal to a per annum rate of .25% on the principal amount of Notes that are subject to transfer restrictions held by such holder. The amount of the liquidated damages will increase by an additional per annum rate of .25% with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of 1.00% per annum on the principal amount of Notes that are subject to transfer restrictions. The Company and the Guarantors shall not be required to pay liquidated damages for more than one Registration Default at any given time. Following the cure of the registration default, the accrual of Liquidated Damages will cease.

           Bear, Stearns Corporate Lending Inc., an affiliate of Bear, Stearns & Co. Inc., is a lender under the Company's senior credit facility, Wachovia Bank, National Association, an affiliate of Wachovia Capital Markets, LLC, is the administrative agent for the Company's lenders under the Company's senior credit facility and Bank of America, N.A., an affiliate of Banc of America Securities LLC, is a lender under the Company's senior credit facility.

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

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

           On December 23, 2004, DRS Technologies, Inc. completed the offering of $200 million aggregate principal amount of 6.875% Senior Subordinated Notes due November 1, 2013 to qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act of 1933. The Company became obligated under the Notes on December 23, 2004. The Notes were offered as additional debt securities under an Indenture, dated as of October 30, 2003, among the Company, the subsidiary guarantors described therein and The Bank of New York, as trustee (the "Indenture"), pursuant to which on October 30, 2003, the Company issued $350 million aggregate principal amount of 6.875% Senior Subordinated Notes due 2013 (the "Old Notes"). The Notes will be pari passu with, be of the same series as and vote on any matter submitted to the noteholders with the Old Notes. The Notes will initially be subject to the transfer restrictions; however, after their exchange for publicly registered exchange notes, they will be identical to, and trade as a single class with, the Old Notes. The Notes will have a fixed annual interest rate of 6.875%, which will be paid semiannually in arrears on November 1 and May 1, commencing May 1, 2005 (the first interest payment shall include accrued interest on the notes from November 1, 2004).

           At any time prior to November 1, 2006, the Company may, on one or more occasions, redeem up to 35% of the aggregate principal amount of notes issued under the Indenture at a redemption price of 106.875% of the principal amount, plus accrued and unpaid interest and liquidated damages, if any, to, but excluding, the redemption date, with the net cash proceeds of one or more equity offerings; provided, however, that: (i) at least 65% of the aggregate principal amount of notes issued under the Indenture (excluding notes held by the Company and its subsidiaries) remains outstanding immediately after such redemption; and (ii) the redemption occurs within 120 days of the date of the closing of such equity offering. On or after November 1, 2008, the Company may redeem all or a part of the notes at the redemption prices listed below, plus accrued and unpaid interest and liquidated damages, if any, on the notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the twelve month period beginning on November 1 of the years indicated below, subject to the rights of noteholders on the relevant record date to receive interest on the relevant interest payment date: 2008 at a redemption price of 103.483%; 2009 at a redemption price of 102.292; 2010 at a redemption price of 101.146% and 2011 and thereafter at a redemption price of 100.000%:

           The Company is not required to make mandatory redemption or sinking fund payments with respect to the notes.

           Upon a change of control, as defined in the Indenture, the Company is required to offer to purchase all of the notes then outstanding for cash at 101% of the principal amount thereof plus accrued and unpaid interest, if any.

           Each of the following constitutes an event of default: (i) default for 30 days in the payment, when due, of interest on the notes; (ii) default in payment when due of the principal on the notes; (iii) failure to comply with certain covenants regarding the repurchase of notes at the option of holders, change of control, merger, consolidation or sale of assets; (iv) failure to comply with certain covenants regarding restricted payments, incurrence of indebtedness and the issuance of preferred stock, for 30 days after notice to

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

comply with such provisions; (v) failure for 60 days after notice to comply with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or certain of its subsidiaries (or the payment of which is guaranteed by the Company or certain of its subsidiaries), under certain conditions; (vii) failure to pay final judgments aggregating in excess of $15.0 million; (viii) when certain subsidiary guarantees are held in any judicial proceeding to be unenforceable or invalid or shall cease to be in full force and effect, or certain of the guarantors deny or disaffirm its obligations under its subsidiary guarantee; and (ix) certain events of bankruptcy or insolvency. An event of default, if not cured or waived, can result in acceleration of the notes.

           In the case of an event of default arising from (ix) above, with respect to the Company or certain of its subsidiaries or groups of subsidiaries, all outstanding notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

           The covenants in the Indenture limit the ability of the Company and certain of its subsidiaries to, among other things: (i) incur additional debt;
(ii) pay dividends and make other restricted payments; (iii) make certain investments, loans and advances; (iv) create or permit certain liens; (v) issue or sell capital stock of restricted subsidiaries; (vi) use the proceeds from sales of assets and subsidiary stock; (vii) create or permit restrictions on the ability of certain subsidiaries to pay dividends or make other distributions to the Company; (viii) enter into transactions with affiliates;
(ix) enter into sale and leaseback transactions; (x) engage in certain business activities; and (xi) consolidate or merge or sell all or substantially all of its assets.

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

                             DRS TECHNOLOGIES, INC.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            DRS TECHNOLOGIES, INC.
                                            (Registrant)


Date: December 29, 2004                     By: /s/ RICHARD A. SCHNEIDER
                                                --------------------------------
                                                Name:  Richard A. Schneider
                                                Title: Executive Vice President,
                                                       Chief Financial Officer

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